SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                           SCHEDULE 14A
                          (Rule 14a-101)
                     INFORMATION REQUIRED IN
                         PROXY STATEMENT
                     SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of
               the Securities Exchange Act of 1934


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Check the appropriate box:

[ ]  Preliminary proxy statement

[X]  Definitive proxy statement

[ ]  Definitive additional materials

[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                KNAPE & VOGT MANUFACTURING COMPANY
         (Name of registrant as specified in its charter)

                KNAPE & VOGT MANUFACTURING COMPANY
            (Name of person(s) filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

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     Rule 14a-6(i)(3)

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

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          pursuant to Exchange Act Rule 0-11:

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[ ]  Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, schedule, or registration statement no.:

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     (4)  Date filed:

                Knape & Vogt Manufacturing Company
                 2700 Oak Industrial Drive, N.E.
                   Grand Rapids, Michigan 49505




             NOTICE OF ANNUAL MEETING OF SHAREHOLDERS



                         October 18, 1996




     The Annual Meeting of Shareholders of Knape & Vogt Manufacturing Company will be held at the office of the Company, 2700 Oak Industrial Drive, N.E., Grand Rapids, Michigan, on Friday, October 18, 1996, at 1:30 p.m., local time, for the following purposes:

     1. To elect four persons to the Board of Directors for terms expiring in 1999.

     2. To transact such other business as may properly come before the meeting.

     Shareholders of record at the close of business August 30, 1996, will be entitled to vote at the meeting or any adjournment thereof.




Dated:  September 16, 1996
Grand Rapids, Michigan.



                                        Richard C. Simkins
                                        Secretary

                                        Dated: September 16, 1996



                KNAPE & VOGT MANUFACTURING COMPANY
     2700 Oak Industrial Drive, N.E., Grand Rapids, MI 49505

                         PROXY STATEMENT


                For Annual Meeting of Shareholders
                   To Be Held October 18, 1996


            SOLICITATION OF PROXIES FOR ANNUAL MEETING

     This Proxy Statement is furnished to the shareholders of Knape & Vogt Manufacturing Company in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of Shareholders which will be held at the office of the Company, 2700 Oak Industrial Drive, N.E., Grand Rapids, Michigan, on October 18, 1996, at 1:30 p.m., local time. The Annual Meeting is being held for the purpose of electing four directors.

     If a proxy in the form distributed by the Company's Board of Directors is properly executed and returned to the Company, the shares represented by the proxy will be voted at the Annual Meeting of Shareholders and at any adjournment of that meeting. Where shareholders specify a choice, the proxy will be voted as specified. If no choice is specified, the shares represented by the proxy will be voted for the election of the nominees named by the Board of Directors.

     A proxy may be revoked prior to its exercise by delivering a written notice of revocation to the Secretary of the Company, executing and delivering a proxy of a later date or attending the meeting and voting in person. Attendance at the meeting does not, however, automatically serve to revoke a proxy.

     Holders of the Company's Common Stock should complete an accompanying white proxy, and holders of the Company's Class B Common Stock should complete an accompanying blue proxy.

           VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

     On August 30, 1996, the record date for determination of the shareholders entitled to vote at the Annual Meeting, there were outstanding 3,332,750 shares of Common Stock of the Company, each having one vote per share and 2,548,619 shares of Class B Common Stock, each having ten votes per share.
The shares of Class B Common Stock are limited in their transferability but are convertible on a share-for-share basis into Common Stock. The Common Stock is entitled to elect, as a class, one quarter (rounded up) of the directors to be elected at each election of directors. The Common Stock and the Class B Common Stock vote together in the election of the remaining director nominees. Shares cannot be voted unless the shareholder is present at the meeting or represented by proxy.

     The following table sets forth, as of July 31, 1996, information concerning persons known to management who may be deemed to be the beneficial owners of more than five percent of either class of the Company's stock.


Name and Address                Amount and Nature      Percent of    Percent
of Beneficial Owner             of Beneficial          Each Class    of Common
                                Ownership              of Stock      Equity

                                Common     Class B    Common  Class B
Knape & Vogt Manufacturing       ---       304,425(1)   --    11.94%   5.18%
Company Profit Sharing Plan
and Knape & Vogt Manufacturing
Company Pension Plan
2700 Oak Industrial Drive, N.E.
Grand Rapids, MI 49505-6083

Raymond E. Knape                15,750(2)  139,623(2)   .47%   5.48%   2.64%
727 Plymouth Blvd., S.E.
Grand Rapids, MI 49506

Dimensional Fund               313,170(3)    ---       9.40%    ---    5.33%
 Advisors, Inc.
1299 Ocean Avenue
Santa Monica, CA 90401


(1) 304,425 shares of Class B Common Stock are held by Comerica Bank, as trustee of the Company's pension and profit sharing plans, of which Allan E. Perry, Richard C. Simkins, William R. Dutmers, John E. Fallon and Robert T. Kroon, as the members of the Profit Sharing and Pension Committee, share voting and dispositive power.

(2) Includes 9,750 shares of Common Stock as to which Mr. Knape has the right to acquire beneficial ownership under options exercisable within 60 days. Mr. Knape has 5,169 shares of Common Stock and 17,446 shares of Class B Common Stock with respect to which Mr. Knape holds exclusive voting and dispositive power under trust and power of attorney, but in which Mr. Knape has no financial interest. Mr. Knape has 831 shares of Common Stock and 66,285 shares of Class B Common Stock held by Comerica Bank, as trustee of the Company's profit sharing plan, of which Mr. Knape has sole voting and dispositive power. Mr. Knape directly owns 55,892 shares of Class B Common Stock.

(3) Information provided by Dimensional Fund Advisors, Inc. ("Dimensional") indicates that Dimensional has sole voting power as to 203,640 shares of Common Stock and sole dispositive power as to 313,170 shares of Common Stock.

     Eight of the Company's directors, Mary Rita Cuddohy, William R. Dutmers, John E. Fallon, Herbert F. Knape, Raymond E. Knape, Richard S. Knape,
Michael J. Kregor and Robert T. Kroon are related. They are grandchildren or great grandchildren of the Company's founder, John Knape (1863-1914).
John Knape had seven children and these individuals, their families and their descendants (the "Knape Family") at July 31, 1996, owned approximately 2,127,648 shares (84%) of the outstanding Class B Common Stock and 132,700 shares (4%) of the outstanding Common Stock, for approximately 74% of the total voting power of the Company. Knape Family members owning approximately 70% of the Company's outstanding Class B Common Stock have an understanding that before taking any significant action with regard to their Company stock, they will consult with one or more of the directors of the Company and inform such director or directors of their proposed action and reasons for such action. This understanding among Knape Family members, coupled with the fact that six of the seven branches of the Knape Family are represented on the Board of Directors, could result in the Knape Family members taking a united position in response to attempts to acquire control of the Company through tender offers or proxy contests and, accordingly, could result in the Knape Family members effectively blocking any such attempts. However, there is no assurance that such united action would be taken.

                 SECURITY OWNERSHIP OF MANAGEMENT

     The following table shows, as of July 31, 1996, the number of shares beneficially owned by each of the Named Executives in the executive compensation tables of this proxy statement and by all directors and executive officers of the Company as a group.

                                                                     Percent
Name and Address        Amount and Nature of     Percent of Each     of Common
of Beneficial Owner     Beneficial Ownership     Class of Stock      Equity
                       Common(1)     Class B     Common    Class B
Raymond E. Knape        15,750      139,623(2)     *        5.48%     2.64%

Allan E. Perry          15,950          ---        *          *         *

Richard C. Simkins      25,420          877        *          *         *

Michael G. Van Rooy      7,700          ---        *          *         *

Anthony R. Taylor        4,650          ---        *          *         *

All executive
 officers and
 directors as
 a group
(14 persons)           243,636      543,291       7.31%     21.32%  13.38%


*    Denotes ownership of less than one percent.


    (1) This table includes the following shares of Common Stock subject to acquisition within sixty (60) days pursuant to the exercise of outstanding stock options: Raymond E. Knape - 9,750 shares; Allan E. Perry - 12,500 shares; Richard C. Simkins - 24,104 shares; Michael G. Van Rooy - 7,700 shares; and Anthony R. Taylor - 4,650 shares.

    (2) For a description of the nature of Mr. Knape's share ownership, see Note (2) under the caption "Voting Securities and Principal Shareholders."

                          DIRECTORS AND NOMINEES

     The Company's Articles of Incorporation provide for the division of the Board of Directors into three classes of nearly equal size with staggered three-year terms of office. Four persons have been nominated for election to the Board to serve three-year terms expiring at the 1999 Annual Meeting of Shareholders. The Board of Directors has nominated the following persons for election to the Company's Board of Directors: Mary Rita Cuddohy to be elected by the Common Stock voting as a class, and William R. Dutmers, Richard S. Knape and Michael J. Kregor, to be elected by the Class B Common Stock and Common Stock voting together as a class.

     Holders of Common Stock should complete the accompanying white proxy, and holders of Class B Common Stock should complete the accompanying blue proxy. Unless otherwise directed by a shareholder's proxy, it is intended that the votes cast upon exercise of proxies in the form accompanying this statement will be in favor of electing the nominees as directors, all of whom are presently serving as directors. The following pages of this Proxy Statement contain more information about the nominees.

     A plurality of the votes cast at the Annual Meeting is required to elect the nominees as directors of the Company. As such, the individual who receives the greatest number of votes cast by the holders of the Company's Common Stock, voting as a class, will be elected as a director, and the three individuals who receive the greatest number of votes cast by the holders of Common Stock and Class B Common Stock, voting together, will be elected as directors. Shares not voted at the meeting, whether by abstention, broker nonvote, or otherwise, will not be treated as votes cast at the meeting. Votes cast at the meeting and submitted by proxy will be tabulated by the Company.

     If any nominee becomes unavailable for election due to circumstances not now known, the accompanying proxy will be voted for such other person to become a director as the Board of Directors selects. The Board of Directors recommends a vote FOR the election of all of the persons nominated by the Board.

     The content of the following table is based upon information furnished to the Company by the directors and nominees as of July 31, 1996.


                  Principal
                  Occupation
                  (for more
                  than 5         Year                                  Percent
                  years unless   First                                    of
                  otherwise     Became  Common   Class           Class  Common
Name          Age noted)       Director  (1)       B      Common   B    Equity
                  Nominees for
                  Election as
                  Directors for
                  Terms Expiring
                  in 1999
                  --------------
                  Nominees for
                  Election by
                  Holders of
                  Common Stock and
                  Class B Stock

William R.    39  President,     1996   2,050         500    *     *       *
Dutmers(E)        G & L, Inc.
                  Business
                  Consulting
                  Muskegon,
                  MI(2)

Richard S.    70  Private       1986    2,178     45,625(3)  *     1.79%   *
Knape(A)          Investor
(D)               Grand Rapids,
                  MI(3)

Michael J.    44  Vice          1996    2,189     10,619     *      *      *
Kregor            President,
                  National
                  Sales,
                  Griffith
                  Laboratories,
                  Alsip, IL(4)


                 Nominee for
                 Election by
                 Holders of
                 Common Stock

Mary Rita    78  Private        1985     ---      96,409     *    3.78%  1.64%
Cuddohy(C)       Investor
(D)              Franklin, MI


                 Directors Whose
                 Terms Expire
                 in 1997

John E.      73  Private        1969     ---    107,710      *    4.23%  1.83%
Fallon(B)(C)     Investor
(D)(E)           Grand Rapids,
                 MI

Robert T.    65  Private        1985     ---     81,714(5)   *    3.21%  1.39%
Kroon(B)         Investor
(D)(E)           Grand Rapids,
                 MI(5)

Allan E.     56  President      1990   15,950      ---       *      *      *
Perry(A)(E)      and Chief
                 Executive
                 Officer of
                 the Company


                 Directors Whose
                 Terms Expire
                 in 1998

Raymond E.   64  Former         1964  15,750(6)  139,623(6)  *   5.48%   2.64%
Knape(C)         Chairman and
                 Chief Executive
                 Officer of the
                 Company(6)

Herbert F.   73  President,     1969    ---      60,214      *   2.36%   1.02%
Knape(A)         Knape
(B)(C)(D)        Industries,
                 Inc.,
                 Industrial
                 Finishes
                 Rockford, MI

Richard C.   53  Executive      1993  25,420       871       *      *      *
Simkins(E)       V.P., CFO
                 Secretary and
                 Treasurer


*Denotes ownership of less than one percent.

(A)  Member Executive Committee
(B)  Member Audit Committee
(C)  Member Nominating Committee
(D)  Member Executive Compensation Committee
(E)  Member Profit Sharing and Pension Committee

(1) This table includes the following shares of Common Stock subject to acquisition within 60 days by the exercise of outstanding stock options:
     Raymond E. Knape - 9,750 shares, Allan E. Perry - 12,500 shares, and Richard C. Simkins - 24,104 shares.

(2) William R. Dutmers was elected to the Board of Directors on April 19, 1996. Mr. Dutmers is President of G & L, Inc., a business consulting firm and has held that position since 1991. Mr. Dutmers was also president and owner of G & L Restaurants from 1986 until 1995, when he sold the company.

(3) Richard S. Knape's shares include 25,219 shares of Class B Common Stock owned by members of the Richard S. Knape family as to which he disclaims beneficial ownership.

(4) Michael J. Kregor was elected to the Board of Directors on April 19, 1996. Mr. Kregor is Vice President--National Sales of Griffith Laboratories, a position he started in 1996. From 1987 to 1996, Mr. Kregor held various vice presidential positions in the marketing and sales area at Nestle.

(5) Robert T. Kroon's shares include 27,563 shares of Class B Common Stock owned by members of Robert T. Kroon's family as to which he disclaims beneficial ownership.

(6)  Raymond E. Knape retired from Knape & Vogt Manufacturing Company after
     32 years as an officer and director and had held the position as Chairman and CEO since 1985. For a description of the nature of Raymond E. Knape's share ownership, see Note (2) under the caption "Voting Securities and Principal Shareholders."

     The Board of Directors, which had six meetings in the last fiscal year, has a standing Audit Committee, Nominating Committee and an Executive Compensation Committee. The responsibilities of the Audit Committee, which met four times in the last fiscal year, include making recommendations on the choice of independent public accountants and reviewing financial matters with such accountants, internal auditors, and management. The Nominating Committee, which met once during the last fiscal year, selects and presents to the Board of Directors candidates for election to fill vacancies on the Board. The Committee will consider nominees recommended by shareholders, provided recommendations are submitted in writing, including a description of the proposed nominee's qualifications and other relevant biographical data, to Mary Rita Cuddohy (chairperson of the committee) at 2700 Oak Industrial Drive, N.E., Grand Rapids, Michigan 49505. The Executive Compensation Committee met five times during the last fiscal year. The Committee makes recommendations to the Board of Directors relating to compensation matters and fringe benefits for officers and participants in the supplemental executive retirement, bonus, and stock option plans.

     Directors who are not employees of the Company are compensated at the rate of $2,500 for each Board meeting attended and $1,250 for each Committee meeting held at times other than immediately preceding or subsequent to a Board meeting. Directors are also reimbursed for out-of-pocket expenses incurred in attending meetings.

     All directors attended at least three-fourths of the aggregate number of meetings of the Board and Board committees which they were eligible to attend.

            COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Board's Executive Compensation Committee is made up of five nonemployee members of the Board of Directors. Its function is to investigate and recommend to the Board the base pay, short-term incentive bonuses, and long-term (stock option) incentives payable by the Company based on Company and executive performances for the last completed fiscal year. The Committee also recommends the annual rate of Company contribution to the Profit Sharing Retirement Plan Trust and the nomination of new employees to participate in the Supplemental Executive Retirement Plan.

     The goals of the compensation plan are to apply a consistent policy of compensation to all employees, to pay competitive base pay to attract and retain executive officers who contribute to the long-term success of the Company and to design and implement both short- and long-term incentive programs to reward individual contributions to Company performance and success.

     A substantial portion of the annual compensation of each officer must relate to, and be contingent on, the performance of the Company. Outstanding performance, measured in terms of profit growth and total shareholder return, should generate rewards for senior executives and key employees.

                      Competitive Base Rates

     The Company is committed to providing a competitive base pay to help attract and retain the best people in the industry. To ensure that base salaries are competitive, local and national association annual reports, as well as special individual position data and total compensation reports by management consultants, are utilized annually. The goal is to ensure that the base salaries of the Company's executives compare favorably with executives with similar responsibilities in like companies in comparable industries.

     Formal job descriptions outlining the duties, basic functions and basic and peripheral responsibilities of each executive position are utilized in placing each in the salary ranges, and the individuals' relative responsibilities and annual performances are used to adjust specific base salary.

     Typically, the CEO and senior executives' salary recommendations include a review and discussion of the executives' individual performance, and the relationship to the Company's performance for the last fiscal year. These include meeting strategic and business plan goals, operating profit, performance relative to competitors, and timely new product introductions. Individual performance is evaluated according to organizational and management development and the fostering of teamwork and Company values.

     The Executive Compensation Committee met five times during the 1996 fiscal year. These meetings dealt with management succession and the major corporate reorganization as well as compensation matters. Base salary considerations were adjusted primarily on the basis of new or expanded responsibilities of the management team.

                   Performance-Based Incentives

     Since 1987, the Company has rewarded its officers and managers, as well as those of its subsidiaries, with an annual short-term incentive bonus based on the attainment of sales and profit objectives. This bonus is calculated by a formula which rewards executives according to the degree that the Company achieves target goals of return on shareholders' equity and on sales growth percentage. The formula is designed to recognize each executive's position of responsibility for and contribution to meeting or exceeding the targets. The incentive bonus is calculated monthly and calculations are reviewed by executives and the Executive Compensation Committee. The short-term incentive bonus is paid at the completion of the fiscal year based on year-end results. The Committee reviews the formula targets and percentages yearly for appropriateness and individual executives in the plan. Similar plans, administered by management, cover nonsenior executives and general employees under a Cash Profit Sharing Bonus Plan.

                       Short-Term Incentive

     The Company's Mission Statement sets goals of 10% annual growth in sales and a 15% return on equity. The formula for computing an executive's short-term incentive bonus is based on both of these objectives, whereby performance based on return on equity and sales growth is allocated a weight of 75% and 25%, respectively. Once a minimum of 10% return on equity is achieved, executives can earn up to 130% of target for a return on equity of 18% or more. Similarly, once a minimum of 5% sales growth is achieved, executives can earn up to 45% of target for sales growth of 13% or more.

     For fiscal 1994, the target incentive was set at 30% of base salary for the CEO and COO; 24% for other officers of the Company; 15% for middle managers of the Company and 18% for officers of subsidiaries. For fiscal year 1995, targets for the short-term incentive bonus plan were raised from 30% to 45% for Chairman and CEO, from 30% to 40% for President and COO, from 24% to 30% for the Vice President Finance, Secretary and Treasurer and the Vice President Manufacturing, and from 18% to 20% for officers of subsidiaries. These changes brought the Company's base pay and incentive targets closer to the industry averages for similar positions. Bonus targets did not change during fiscal year 1996.

                       Long-Term Incentive

     The Company also provides long-term incentives in the form of stock options. A stock option list is recommended by the Committee to the Board annually. This year the list included ten senior executives and 59 other key employees. These options are meant to recognize their individual contribution to the long-term profit objectives of the Company.

     Based on Company performance in 1995, the Committee recommended and the Board approved the issuance of stock options on January 21, 1996, of 4,000 shares each for Mr. Knape, Mr. Perry, Mr. Simkins, and Mr. Van Rooy, and of 1,500 shares each for the presidents of the subsidiaries. Vice presidents of the subsidiaries, middle management and other key employees were awarded options of 1,000, 500, or 250 shares for a total option award of 45,000.

     In addition, the Company has for many years made a yearly contribution to the Profit Sharing Retirement Plan for all executives. The percentage of profit allocated and the percentage of each executive'scompensation to be contributed to that plan is recommended to the Board by the Committee. For fiscal 1996, the Company contributed an amount equal to 7% of executives' base salaries (limited to a maximum of $150,000) to the Profit Sharing Retirement Plan.

     The Company also maintains a Supplemental Executive Retirement Plan
(SERP) originally designed to assure new executive hirees the security of an ongoing retirement plan in their first years of employment with the Company. The Committee recommends eligibility of new members in this plan to the Board and oversees its application.

     Herbert F. Knape         Mary Rita Cuddohy
     John E. Fallon           Richard S. Knape
     Robert T. Kroon

                    SUMMARY COMPENSATION TABLE

     The following table sets forth the compensation received by the Company's CEO and the other four most highly compensated executive officers of the Company (the "Named Executives") for each of the three fiscal years ended
June 30, 1996, 1995, and 1994.

                                                      Long-Term
                                                      Compensation
                              Annual Compensation     Awards

                                                      Securities
Name & Principal                                      Underlying  Compensation
Position               Year   Salary(1)    Bonus(2)   Options(#)  (3)
Raymond E. Knape       1996   $260,000     $  -0-     4,000       $10,500
 Former Chairman       1995    240,000      54,312    3,000        10,500
 and Chief             1994    220,000      52,910    2,500        19,800
 Executive Officer

Allan E. Perry         1996    210,000     $  -0-     4,000       $12,862
 President and Chief   1995    195,500      39,315    3,000        12,862
 Executive Officer     1994    169,300      36,926    2,500        17,599

Richard C. Simkins     1996   $156,000    $  -0-      4,000      $12,937
 Executive VP, CFO,    1995    149,000     22,469     3,000       12,867
 Secretary and         1994    133,000     25,589     2,500       14,407
 Treasurer

Michael G. Van Rooy    1996   $128,000    $  -0-      4,000      $10,615
 Vice President-       1995    106,333     17,417     1,500        9,740
 Manufacturing,        1994    104,902     18,183     1,500       10,615
 Vice President and
 Chief Operating
 Officer-Hirsh

Anthony R. Taylor      1996   $108,119    $ 7,024     1,500        1,767
 President-KV Canada   1995     92,954     19,325     1,500        1,744
                       1994     91,512     13,010     1,500        1,787

(1) Includes amounts deferred by employees pursuant to Section 401(k) of the Internal Revenue Code.

(2) Represents amounts earned under the Company's short-term incentive bonus plan.

(3) The amounts disclosed in this column include: (a) amounts contributed by the Company to the Company's profit sharing plan for fiscal 1996, pursuant to which substantially all salaried employees of the Company participate, in the following amounts: Mr. Knape $10,500; Mr. Perry $10,500; Mr. Simkins $10,500; and Mr. Van Rooy $8,960; and (b) payments by the Company in fiscal 1996 of premiums for term life insurance for the benefit of the Named Executives, in the following amounts: Mr. Perry $2,362; Mr. Simkins $2,437; Mr. Van Rooy $1,655; and Mr. Taylor $1,767.

                OPTION GRANTS IN LAST FISCAL YEAR

     The following table provides information on options granted to the Named Executives during the year ended June 30, 1996.

                        Individual Grants

                           Percentage
                            of Total                      Potential
                            Options                       Realizable Value
                           Granted to   Exercise          At Assumed Annual
                           Employees    or Base           Rates of Stock
                               in       Price             Price Appreciation
                    Options   Fiscal    (per              for Option Term (4)
                    Granted   Year      share)  Expiration
Name                  (1)     (2)       (3)     Date      0%    5%       10%
Raymond E. Knape     4,000   8.89%     $15.00  1/19/06    $0  $16,734  $74,625
Allan E. Perry       4,000   8.89%     $15.00  1/19/06    $0  $16,734  $74,625
Richard C. Simkins   4,000   8.89%     $15.00  1/19/06    $0  $16,734  $74,625
Michael G. Van Rooy  4,000   8.89%     $15.00  1/19/06    $0  $16,734  $74,625
Anthony R. Taylor    1,500   3.33%     $15.00  1/19/06    $0  $ 6,275  $27,984


(1) Indicates number of shares that may be purchased pursuant to options granted under the Company's 1987 Stock Option Plan.
(2) The Company granted options covering 45,000 shares to eligible employees of the Company and its subsidiaries.
(3) The exercise price equals the prevailing market price of the Company's Common Stock on the date of grant. The exercise price may be paid in cash, by the delivery of previously owned shares, or a combination thereof.
(4) These potential realizable values are based on assumed rates of appreciation in the market value of the Company's Common Stock over the entire option period and without any discount to present value. There can be no assurances that the amounts reflected in this table will be achieved. As illustrated by the first subcolumn, without an increase in the stock price above the market price at grant, no value is realized.

         AGGREGATED STOCK OPTION EXERCISES IN FISCAL 1996
                    AND YEAR END OPTION VALUES

    The following table provides information on the exercise of stock options during fiscal 1996 by the Named Executives and the number and value of unexercised options at June 30, 1996.

                  Shares                                     Value of
                  Acquired            Number of              Unexercised in
                  on        Value     Unexercised Options    the Money Options
                  Exercise  Realized  at June 30, 1996       at 6/30/96(2)
Name                (#)     ($)(1)    Exercisable          Exercisable
                                              Unexercisable      Unexercisable
Raymond E. Knape    -0-     $0        5,750       4,000    $  0        $3,000

Allan E. Perry      -0-     $0        8,500       4,000    $ 2,063     $3,000

Richard C. Simkins  -0-     $0       20,104       4,000    $51,463     $3,000

Michael G. Van Rooy -0-     $0        3,700       4,000    $   413     $3,000

Anthony R. Taylor   -0-     $0        3,150       1,500    $     0     $1,125


   (1) Represents the aggregate market value of shares acquired at time of exercise, less the aggregate exercise price paid by the employee to the Company.
   (2) Values are based on the difference between the closing price of the Company's Common Stock on June 30, 1996, ($15.75) and the exercise prices of the options.


               SHAREHOLDER RETURN PERFORMANCE GRAPH

    The following graph shows the cumulative total shareholder return on an investment in the Company's Common Stock compared to the cumulative total return of the NASDAQ market for U.S. companies and a peer group of NASDAQ traded companies with the same Standard Industrial Classification (SIC) code as that of the Company's. The comparison assumes a $100 dollar investment on June 30, 1991, and the reinvestment of dividends.

         COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                      PERFORMANCE GRAPH FOR
                KNAPE & VOGT MANUFACTURING COMPANY



280
260
240
220
200
180
160
140
120
100
 80
    6/30/91       6/30/92        6/30/93        6/30/94    6/30/95   6/30/96

    The dollar values for total shareholder return plotted in the graph above are shown in the table below.

                        6/30/91   6/30/92  6/30/93  6/30/94  6/30/95  6/30/96
Knape & Vogt
 Manufacturing Company   100.0     135.8    130.4    165.1    146.7    160.9
NASDAQ Stock Market
 (US Companies)          100.0     120.1    151.1    152.5    203.6    261.4
NASDAQ Stocks
 (SIC Code 3400-3499)    100.0      99.7    113.7    126.8    148.0    183.5

*Index figures prepared by the Center for Research in Security Prices at The University of Chicago.

          RELATIONS WITH INDEPENDENT PUBLIC ACCOUNTANTS
    The consolidated financial statements of the Company have been examined by BDO Seidman, LLP, Certified Public Accountants. A representative of BDO Seidman, LLP is expected to be present at the Annual Meeting with the opportunity to make a statement, if desired, and will be available to respond to appropriate questions. During October of 1995, the Company's Audit Committee selected the Company's auditors for the current fiscal year. It is expected that the same practice will be followed this year. The Company has no reason to believe that BDO Seidman, LLP will not be selected as the Company's principal auditors for the current fiscal year. They have audited the records of the Company for over ten years.

           SHAREHOLDER PROPOSALS - 1997 ANNUAL MEETING

    Any proposal of a shareholder intended to be presented for action at the next Annual Meeting of the Company must be received by the Company at 2700 Oak Industrial Drive, N.E., Grand Rapids, Michigan 49505, not later than May 16, 1997, if the shareholder wishes the proposal to be included in the Company's proxy materials for that meeting.

                AVAILABILITY OF 10-K ANNUAL REPORT

    The annual report on Form 10-K, filed with the Securities and Exchange Commission, will be provided free to shareholders upon written request. Write Richard C. Simkins, Secretary, Knape & Vogt Manufacturing Company, 2700 Oak Industrial Drive, N.E., Grand Rapids, Michigan 49505.

                          MISCELLANEOUS

    Management of the Company is not aware of any other matter to be presented for action at the meeting. However, if any such other matter is properly presented for action, it is the intention of the persons named in the accompanying form of proxy to vote thereon in accordance with their best judgment.

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10 percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10 percent shareholders are required to furnish the Company with copies of all Section 16(a) forms they file. Based solely on the review of written communications and copies of such forms received by the Company, the Company believes that all required forms have been filed accurately and timely with the Securities and Exchange Commission.

    The cost of soliciting proxies in the accompanying form will be borne by the Company. In addition to solicitation by mail, proxies may be solicited in person, or by telephone or telegraph, by some regular employees of the Company, and by Morrow & Co. which the Company has retained to assist in the solicitation. The Company will pay Morrow & Co. $4,000 for its services. The above Notice and Proxy Statement are sent by order of the Board of Directors.

September 16, 1996


                                        Richard C. Simkins
                                        Secretary